                                                                    Exhibit 23.1

                            McGLADREY & PULLEN, LLP

            Consent of McGladrey & Pullen, LLP, Independent Auditor

We hereby consent to the incorporation by reference in Cone Mills Corporation's Registration Statements on Form S-8 (Nos. 33-31977; 33-31979; 33-51951; 33-
51953; 33-53705 and 33-67800) of our reports, dated February 10, 2001, with re-spect to the consolidated financial statements and schedule included in the An-nual Report on Form 10-K of Cone Mills Corporation for the fiscal year ended December 31, 2000.



/s/ MCGLADREY & PULLEN, LLP
______________________________________
McGladrey & Pullen, LLP

Greensboro, North Carolina
March 27, 2001

                                       61